EX-99.23(g)(33)

Amendment to
Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A.

This Amendment dated the 28th day of September, 2009, to the Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. effective as of August 12, 2009 (“Agreement”) by and between JNL Series Trust and JNL Investors Series Trust (each individually “Trust”, collectively, the “Trusts”), JNL Variable Fund LLC (the “Fund”) and JPMorgan Chase Bank, N.A. (“Custodian”).

Whereas, the Trusts, Fund and the Custodian have entered into the Agreement.

Whereas, the parties wish to amend the Agreement in order to reflect a change in sub-adviser and name change for the following JNL Series Trust fund: JNL/Goldman Sachs Short Duration Bond Fund to JNL/T. Rowe Price Short-Term Bond Fund.

Whereas, the parties wish to amend the Agreement in order to reflect a name change for the following JNL Series Trust fund: JNL/Credit Suisse Global Natural Resources Fund to JNL/Credit Suisse Commodity Securities Fund.

Whereas, the parties wish to amend the Agreement in order to reflect the merger of the following five new JNL Series Trust funds: 1) JNL/PPM America Core Equity Fund; 2) JNL/S&P Retirement Income Fund; 3) JNL/S&P Retirement 2015 Fund; 4) JNL/S&P Retirement 2020 Fund; and 5) JNL/S&P Retirement 2025 Fund.

Whereas, the parties wish to amend the Agreement in order to reflect the addition of the following two new JNL Series Trust funds: 1) JNL/Ivy Asset Strategy Fund; and 2) JNL/Mellon Capital Management Global Alpha Fund.

Whereas, the parties wish to amend the Agreement in order to reflect a name change for the following JNL Investors Series Trust fund: Jackson Perspective Total Return Fund to JNL/PPM America Total Return Fund.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	To delete Schedule A of the Agreement and substitute it with Schedule A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
The Trusts, Fund and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts, Fund or Custodian to this Amendment.

In Witness Whereof, the parties hereto have executed this Amendment as of the date set forth above.

JNL Series Trust JNL Investors Series Trust JNL Variable Fund LLC	JPMorgan Chase Bank, N.A.

By: /s/ Mark D. Nerud	By: /s/ Paul Larkin
Name: Mark D. Nerud	Name: Paul Larkin
Title: President	Title: Executive Director

Schedule A
List of Funds
(as of September 28, 2009)

JNL Series Trust Funds
JNL Institutional Alt 65 Fund
JNL Institutional Alt 50 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 20 Fund
JNL/AIM International Growth Fund
JNL/AIM Large Cap Growth Fund
JNL/AIM Global Real Estate Fund
JNL/AIM Small Cap Growth Fund
JNL/Capital Guardian International Small Cap Fund
JNL/Capital Guardian U.S. Growth Equity Fund
JNL/Capital Guardian Global Diversified Research Fund
JNL/Capital Guardian Global Balanced Fund
JNL/Credit Suisse Commodity Securities Fund
JNL/Credit Suisse Long/Short Fund
JNL/Eagle Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Growth Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Ivy Asset Strategy Fund
JNL/JPMorgan International Value Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Lazard Mid Cap Equity Fund
JNL/M&G Global Basics Fund
JNL/M&G Global Leaders Fund
JNL/Mellon Capital Management Bond Index Fund
JNL/Mellon Capital Management European 30 Fund
JNL/Mellon Capital Management Global Alpha Fund
JNL/Mellon Capital Management International Index Fund
JNL/Mellon Capital Management Pacific Rim 30 Fund
JNL/Mellon Capital Management Small Cap Index Fund
JNL/Mellon Capital Management S&P 500 Index Fund
JNL/Mellon Capital Management S&P 400 MidCap Index Fund
JNL/Mellon Capital Management Index 5 Fund
JNL/Mellon Capital Management 10 x 10 Fund
JNL/Oppenheimer Global Growth Fund
JNL/PAM Asia ex-Japan Fund
JNL/PAM China-India Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America Core Equity Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Value Equity Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/Select Balanced Fund
JNL/Select Money Market Fund
JNL/Select Value Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P 4 Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Disciplined Moderate Fund
JNL/S&P Disciplined Moderate Growth Fund
JNL/S&P Disciplined Growth Fund

JNL Investors Series Trust Funds
JNL/PPM America Total Return Fund
JNL Money Market Fund

JNL Variable Fund LLC Funds
JNL/Mellon Capital Management DowSM 10 Fund
JNL/Mellon Capital Management S&P® 10 Fund
JNL/Mellon Capital Management Global 15 Fund
JNL/Mellon Capital Management 25 Fund
JNL/Mellon Capital Management Select Small-Cap Fund
JNL/Mellon Capital Management Nasdaq® 25 Fund
JNL/Mellon Capital Management Value Line® 30 Fund
JNL/Mellon Capital Management DowSM Dividend Fund
JNL/Mellon Capital Management S&P® 24 Fund
JNL/Mellon Capital Management VIP Fund
JNL/Mellon Capital Management JNL 5 Fund
JNL/Mellon Capital Management JNL Optimized 5 Fund
JNL/Mellon Capital Management S&P® SMid 60 Fund
JNL/Mellon Capital Management NYSE® International 25 Fund
JNL/Mellon Capital Management Communications Sector Fund
JNL/Mellon Capital Management Consumer Brands Sector Fund
JNL/Mellon Capital Management Oil & Gas Sector Fund
JNL/Mellon Capital Management Financial Sector Fund
JNL/Mellon Capital Management Healthcare Sector Fund
JNL/Mellon Capital Management Technology Sector Fund